UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)   November 29, 1995



               CENTURY TELEPHONE ENTERPRISES, INC.


     (Exact name of registrant as specified in its charter)


   Louisiana                   1-7784                     72-0651161

(State or other           (Commission File              (IRS Employer
jurisdiction of                Number)                Identification No.)
incorporation)


     100 Century Park Drive, Monroe, Louisiana             71203

     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code     (318) 388-9500



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Item 5.  Other Events

     The following press release was issued by Century Telephone Enterprises, Inc. on November 29, 1995:

                       CENTURY TELEPHONE ENTERPRISES, INC.
                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                     FOR MORE INFORMATION CONTACT:
November 29, 1995                         R. Stewart Ewing, Jr.  318-388-9500


Century  Telephone  Enterprises,   Inc.  makes  $20  Million  Investment  in  GO
Communications Corporation

Monroe, LA, . . . . Century Telephone  Enterprises,  Inc. (NYSE symbol: CTL) and
GO Communications announced today that Century has invested $20 million in GO Communications Corporation in exchange for a minority equity interest. The companies expect to enter into additional agreements under which Century would provide certain operational and management services, subject to shareholder approval.

Glen F. Post, III, president and chief executive officer of Century, said: "We view our relationship with GO as an excellent opportunity to penetrate several of the largest markets in the United States while minimizing our risk. GO has a clear plan to differentiate itself from the competition and provide a first-class combination of local, long distance and mobile services over its PCS infrastructure. We look forward to participating in this exciting endeavor."

Steven A. Zecola, president and chief executive officer of GO Communications, added: "We are pleased to add Century to our team of investors. GO is well positioned to achieve a minimum of 25 million POPs (population equivalents) at the upcoming PCS entrepreneurs auction, and our objective is to obtain markets that will enable GO to help complete a nationwide network of PCS operators who have selected PCS 1900 technology. After the auction, we look forward to competing against the established industry players with the help of our strategic investors."

An auction for two comparable 30 MHz licenses in each region of the country held earlier this year raised $7.7 billion for the U. S. Treasury. The largest winners of that auction, AT&T, Sprint and PCS Primeco, received their licenses in June. The long-awaited entrepreneurs auction has been delayed on three separate occasions by court challenges filed by existing wireless licensees. On October 30, the Supreme Court cleared the way for the FCC to begin the entrepreneurs auction, which is currently slated to begin December 18.

Founded in February 1994, GO has raised more than $100 million in equity capital. In addition to Century, the company has completed equity financing with ALLTEL, Fidelity Capital, Mitsubishi, Nissho Iwai and other investors primarily through a private placement offering as to which Prudential Securities has acted as placement agent.

Century Telephone Enterprises, Inc., headquartered in Monroe, Louisiana, is a diversified telecommunications company. Century is the 16th largest local exchange telephone company, based on access lines, and the 17th largest cellular company, based on population equivalents owned, in the United States.

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                                    SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CENTURY TELEPHONE ENTERPRISES, INC.


                            By: /s/ Murray H. Greer
                                ----------------------
                                    Murray H. Greer
                                    Controller

Date:  November 29, 1995

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